UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2013

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Volterra Semiconductor Corporation (the “Company”), approved equity grants to certain named executive officers under the Company’s 2004 Equity Incentive Plan (the “Plan”). The grants consist of unvested Restricted Stock Units to acquire shares of Company common stock (“RSUs”), in the following amounts: 30,000 to Dr. Craig Teuscher, Senior Vice President and Chief Operating Officer, 25,000 to Mr. Mike Burns, Senior Vice President of Finance and Chief Financial Officer, and 20,000 to Mr. Bill Numann, Senior Vice President, Server and Storage and Communications Product Groups. The RSUs will vest in four years as follows: 1/2 of the total shares of each grant shall vest on 6/14/2015, and 1/16 of the total number of shares of each grant shall vest at the end of each subsequent 3-month period.

The retention grant is governed by a Stock Unit Grant Notice and Stock Unit Grant Agreement (the “Grant Agreement”), the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. This Current Report describes certain terms of the Grant Agreements, and such descriptions are qualified in their entirety by reference to the full text of such agreement.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished with this document:

Number	Description

10.1	Stock Unit Grant Notice and Stock Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

June 18, 2013	By:	/s/ David Oh
Name: David Oh
Title: General Counsel